EXHIBIT 24.6

POWER OF ATTORNEY OF DIANE L. NEAL

Know by all these presents, that the undersigned hereby constitutes and appoints Greggory C. Hammann and William D. Meadowcroft, or either of them, the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of Nautilus, Inc. (the “Company”), a registration statement on Form S-8 covering shares of the Company’s common stock issuable under awards granted pursuant to the Nautilus, Inc. 2005 Long Term Incentive Plan;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such registration statement on Form S-8 and timely file such registration statement with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of June, 2005.

/s/ Diane L. Neal
Diane L. Neal